INTRODUCTION

Adevinta Group
Interim condensed consolidated financial statements
Three months ended on 31 March 2021

INDEX TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Interim Condensed Consolidated Financial Statements
Unaudited Interim Condensed Consolidated Income Statement	3
Unaudited Interim Condensed Consolidated Statement of Comprehensive Income	4
Unaudited Interim Consolidated Statement of Financial Position	5
Unaudited Interim Condensed Consolidated Statement of Cash Flows	6
Unaudited Interim Condensed Consolidated Statement of Changes in Equity	7
Notes to Unaudited Interim Condensed Consolidated Financial Statements	8

Adevinta ASA
Unaudited Interim Condensed Consolidated Income Statement

	Three months ended 31 March
€ million, except per share data	2021	2020
Operating revenues	182.1	174.5

Personnel expenses	(69.9)	(69.6)
Other operating expenses	(59.2)	(64.8)

Gross operating profit (loss)	53.0	40.1
Depreciation and amortisation	(15.1)	(13.7)
Share of profit (loss) of joint ventures and associates	(0.1)	0.4
Impairment loss	(25.1)	-
Other income and expenses	(25.1)	(1.1)

Operating profit (loss)	(12.4)	25.7
Net financial items	(17.7)	(50.6)

Profit (loss) before taxes	(30.1)	(24.9)
Taxes	(7.2)	(12.0)

Profit (loss)	(37.3)	(36.9)

Profit (loss) attributable to:
Non-controlling interests	0.9	(0.8)
Owners of the parent	(38.2)	(36.1)

Earnings per share in €:
Basic	(0.06)	(0.05)
Diluted	(0.06)	(0.05)

The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

Adevinta ASA
Unaudited Interim Condensed Consolidated Statement of Comprehensive Income

	Three months ended 31 March
€ million	2021	2020
Profit (loss)	(37.3)	(36.9)

Remeasurements of defined benefit pension liabilities	-	-
Income tax relating to remeasurements of defined pension liabilities	-	-
Net gain/(loss) on cash flow hedges	83.9	-
Change in fair value of financial instruments	-	-
Items not to be reclassified subsequently to profit or loss	83.9	-

Exchange differences on translating foreign operations	(5.5)	(83.1)
Net gain/(loss) on cash flow hedges	(1.1)	(0.4)
Items to be reclassified subsequently to profit or loss	(6.6)	(83.5)

Other comprehensive income	77.3	(83.5)
Comprehensive income	40.0	(120.4)

Comprehensive income attributable to:
Non-controlling interests	1.3	(1.1)
Owners of the parent	38.7	(119.3)

The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

Adevinta ASA
Unaudited Interim Condensed Consolidated Statement of Financial Position

	31 March	31 December
€ million	2021	2020
Intangible assets	1,276.5	1,321.8
Property, plant and equipment and right-of-use assets	102.0	108.5
Investments in joint ventures and associates	350.2	369.0
Other non-current assets	188.6	184.8
Non-current assets	1,917.3	1,984.1

Trade receivables and other current assets	1,206.5	1,208.3
Cash and cash equivalents	144.9	131.0
Assets held for sale	7.9	-
Current assets	1,359.3	1,339.3

Total assets	3,276.6	3,323.4

Equity attributable to owners of the parent	1,220.0	1,202.5
Non-controlling interests	20.7	19.2
Equity	1,240.7	1,221.7

Non-current interest-bearing borrowings	1,276.2	1,266.2
Other non-current liabilities	142.5	153.4
Non-current liabilities	1,418.7	1,419.6

Current interest-bearing borrowings	302.2	294.8
Other current liabilities	307.1	387.3
Liabilities directly associated with the assets held for sale	7.9	-
Current liabilities	617.2	682.1

Total equity and liabilities	3,276.6	3,323.4

The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

Adevinta ASA
Unaudited Interim Condensed Consolidated Statement of Cash Flows

	Three months ended 31 March
€ million	2021	2020
Profit (loss) before taxes	(30.1)	(24.9)
Depreciation, amortisation and impairment losses	40.2	13.7
Share of loss (profit) of joint ventures and associates	0.1	(0.4)
Dividends received from joint ventures and associates	1.2	0.0
Taxes paid	(9.1)	(0.6)
Sales losses (gains) non-current assets and other non-cash losses (gains)	11.3	0.0
Net loss on derivative instruments at fair value through profit or loss	(0.9)	42.0
Other non-cash items and changes in working capital and provisions	26.0	13.0
Net cash flow from operating activities	38.7	42.8

Development and purchase of intangible assets and property, plant & equipment	(10.6)	(11.3)
Acquisition of subsidiaries, net of cash acquired	(1.5)	(7.5)
Acquisition of debt and equity instruments of joint ventures and associates	-	-
Proceeds from sale of subsidiaries, net of cash sold	14.8	0.0
Net sale of (investment in) other shares	(0.8)	(0.7)
Net change in other investments	-	(0.0)
Net cash flow from investing activities	1.9	(19.5)

Net cash flow before financing activities	40.6	23.3

New interest-bearing loans and borrowings	-	(0.7)
Repayment of interest-bearing loans and borrowings	-	-
Net sale (purchase) of treasury shares	(22.4)	-
IFRS 16 lease payments	(4.3)	(3.6)
Net cash flow from financing activities	(26.7)	(4.3)

Effects of exchange rate changes on cash and cash equivalents	0.0	(1.3)
Net increase (decrease) in cash and cash equivalents	13.9	17.7

Cash and cash equivalents as at 1 January	131.0	71.8
Cash and cash equivalents as at 31 March	144.9	89.5
The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

Adevinta ASA
Unaudited Interim Condensed Consolidated Statement of Changes in Equity

€ million	Equity attributable to owners of the parent		Non-controlling interests		Equity
Equity as at 1 January 2020	1,524.4		14.4		1,538.8
Comprehensive income		(324.5)		4.0		(320.5)
Transactions with the owners		2.6		0.8		3.4
Capital increase	-		0.4		0.4
Share-based payment	3.5		-		3.5
Change in treasury shares	(0.5)		-		(0.5)
Changes in ownership of subsidiaries that do not result in a loss of control	(0.4)		0.4		-
Equity as at 31 December 2020		1,202.5		19.2		1,221.7
Comprehensive income		38.7		1.3		40.0
Transactions with the owners		(21.2)		0.2		(21.0)
Share-based payment	1.4		-		1.4
Change in treasury shares	(22.4)		-		(22.4)
Changes in ownership of subsidiaries that do not result in a loss of control	(0.2)		0.2		-
Equity as at 31 March 2021		1,220.0		20.7		1,240.7

€ million	Equity attributable to owners of the parent		Non-controlling interests		Equity
Equity as at 1 January 2020		1,524.4		14.4		1,538.8
Comprehensive income		(119.3)		(1.1)		(120.4)
Transactions with the owners		-		2.1		2.1
Share-based payment	2.1		-		2.1
Changes in ownership of subsidiaries that do not result in a loss of control	(2.1)		2.1		-
Equity as at 31 March 2020		1,405.1		15.4		1,420.5

The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Note 1. Corporate information, basis of preparation and changes to accounting policies
These interim condensed consolidated financial statements for Adevinta Group for the three months period ended on 31 March 2021 are prepared for the purpose of eBay Inc. presenting Current Report on Form 8-K in relation to Adevinta Group purchasing eBay Classifieds Group from eBay Inc.
The Adevinta Group was established on 9 April 2019 following the demergers of Schibsted Multimedia AS and Schibsted ASA and the consequential transfer of Schibsted’s online classifieds operations outside the Nordics to Adevinta ASA. The company was listed on the Oslo Stock Exchange on 10 April 2019. Schibsted has retained a majority interest of 59.28% in Adevinta ASA.
Adevinta Group reports consolidated financial statements according to IFRS 10. The consolidated financial statements comprise the Group and the Group’s interests in joint ventures and associates. The condensed consolidated interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting, as issued by the International Accounting Standards Board (IASB) and as adopted by the European Union.
These interim condensed consolidated financial statements do not include all the notes of the type normally included in annual consolidated financial statements and should be read in conjunction with the Group’s annual consolidated financial statement for the year ended 31 December 2020 and any public announcements made by Adevinta during the interim reporting period.
The accounting policies adopted are consistent with those followed in preparing the Group’s annual consolidated financial statements for 2020.
The condensed consolidated interim financial statements are unaudited. All amounts are in € million unless otherwise stated. Tables may not summarise due to rounding.

Operating segments
Management has assessed operating segments according to IFRS 8 Segments. Based on the internal reporting structure, Adevinta has identified France, Spain, Brazil and Global Markets as operating segments, which is in line with how the business will continue to be developed and managed by the chief operating decision maker.
In the Consolidated Income Statement and Consolidated Statement of Financial Position of Adevinta, OLX Brazil and willhaben are accounted for using the equity method of accounting. The segment figures for Brazil and for willhaben in Global Markets are presented on a 100% basis to reflect how the business and performance is monitored by management. Subsequent adjustments are included in Eliminations to get to the equity method of accounting in the Consolidated Income Statement and Consolidated Statement of Financial Position.

Note 2. Changes in the composition of the Group
Disposal of Yapo
On 24 February 2021, Adevinta signed an agreement to sell its subsidiary Yapo (Chile) to Frontier Digital Ventures (FDV), a company specializing in online marketplaces in emerging markets. Yapo was part of the Group’s Global Markets operating segment. The disposal is in line with Adevinta’s portfolio optimization strategy. The sale was recognised on 24 February 2021.

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Details of the sale of the subsidiary:

€ million
Consideration received or receivable	16.1
Carrying amount of net assets sold	(17.0)
Loss on sale before income tax and reclassification of foreign currency reserve	(0.9)
Reclassification of foreign currency translation reserve	(10.4)
Loss on sale before income tax	(11.3)
Income tax	-
Loss on sale after income tax	(11.3)
The carrying amount of total assets and net assets as at the date of sale were €20.4 million and €17.0 million respectively, of which €17.6 million was intangible assets and €1.2 million cash.

Shpock disposal group classified as held for sale
On 2 March 2021, Adevinta confirmed that the UK Competition and Markets Authority (CMA) has announced that it considers there are reasonable grounds to believe that the remedies presented by Adevinta and eBay address their concerns in respect of Adevinta’s proposed acquisition of eBay Classifieds Group. The remedies proposed by Adevinta and eBay are the divestment of each company’s primary classifieds operations in the UK: Shpock, Gumtree (UK) and Motors.co.uk. These remedies have been proposed in response to the competition concerns raised by CMA on 16 February 2021. The sale of Shpock is expected to be finalised no later than 30 June 2021.
The carrying amount of Shpock is expected to be recovered principally through a sale transaction. Shpock is available for immediate sale in its present condition and its sale is highly probable. Therefore, the disposal group is classified as held for sale as at 31 March 2021. The Shpock operations are reported within the Group’s Global Markets operating segment.
The following assets and liabilities are classified as held for sale as at 31 March 2021:

€ million
Assets of the disposal group
Intangible assets	3.4
Other non-current assets	1.0
Trade and other current receivables	1.9
Cash and cash equivalents	1.6
Assets held for sale	7.9
Liabilities of the disposal group
Non-current liabilities	1.2
Cash pool	3.6
Other current liabilities	3.1
Liabilities directly associated with the assets held for sale	7.9
Net assets of the disposal group	-
On initial classification as held for sale, the disposal group has been measured at the lower of its carrying amount and fair value less costs to sell. In relation to this an impairment loss has been recognised amounting to € 25.1 million, which has been allocated to goodwill and other intangible assets (€1.7 million and €23.4 million, respectively). Related deferred tax liabilities have been derecognised amounting to € 5.9 million.

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Note 3. Operating segment disclosures
The operating segments correspond to the management structure and the internal reporting to the Group’s chief operating decision maker, defined as the CEO. The operating segments reflect an allocation based on geographical location.
Based on the internal reporting structure, Adevinta has identified France, Spain, Brazil and Global Markets as reportable operating segments.
•France comprises primarily leboncoin, MB Diffusion, Avendrealouer, Videdressing, Locasun, PayCar, L’Argus and Pilgo.
•Spain comprises primarily InfoJobs, Coches, Motos, FotoCasa, Habitaclia and Milanuncios.
•Brazil comprises Silver Brazil joint venture (including OLX, Anapro and Grupo Zap) and Infojobs Brazil. In the Consolidated income statement and Consolidated statement of financial position of Adevinta, OLX Brazil is accounted for using the equity method of accounting. The segment figures for Brazil are presented on a 100% basis to reflect how the business and performance is monitored by management. Subsequent adjustments are included in Eliminations to get to the equity method of accounting in the Consolidated income statement and Consolidated statement of financial position.
•Global Markets comprises primarily Subito and Infojobs in Italy; Daft, Done Deal and Adverts in Ireland; Hasznaltauto and Jofogas in Hungary; Yapo in Chile (sold in Q1 2021); Segundamano in Mexico; Kufar in Belarus; Shpock in Austria, Germany and United Kingdom; and willhaben in Austria. In the Consolidated income statement and Consolidated statement of financial position of Adevinta, willhaben is accounted for using the equity method of accounting. The segment figures for willhaben in Global Markets are presented on a 100% basis to reflect how the business and performance is monitored by management. Subsequent adjustments are included in Eliminations to get to the equity method of accounting in the Consolidated income statement and Consolidated statement of financial position.
Other/Headquarters comprises Adevinta’s shareholder and central functions including central product and technology development.
Eliminations comprise reconciling items related to equity method conversion for OLX Brazil and willhaben and intersegment sales. Transactions between operating segments are conducted on normal commercial terms.
In the operating segment information presented, gross operating profit (loss) is used as a measure of operating segment profit (loss). For internal control and monitoring, both gross operating profit (loss) and operating profit (loss) are used as measures of operating segment profit (loss).
See Definitions and Reconciliations section for definition of Investment phase operations.

Operating revenues and profit (loss) by operating segments

Three months ended 31 March 2021	France	Spain	Brazil	Global Markets	Other / Headquarters	Eliminations	Total
€ million
Operating revenues from external customers	111.2	43.6	26.7	35.6	0.6	(35.6)	182.1
Operating revenues from other segments	0.5	0.2	-	0.2	1.7	(2.6)	-
Operating revenues	111.7	43.8	26.7	35.8	2.3	(38.2)	182.1
Gross operating profit (loss) excl. Investment phase	55.3	12.9	4.5	5.8	(15.5)	(7.5)	55.5
Gross operating profit (loss)	55.3	12.9	4.5	3.3	(15.5)	(7.5)	53.0
Operating profit (loss)	48.1	10.1	1.5	(35.4)	(33.1)	(3.6)	(12.4)

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Three months ended 31 March 2020	France	Spain	Brazil	Global Markets	Other / Headquarters	Eliminations	Total
€ million
Operating revenues from external customers	97.3	46.4	19.3	37.0	1.3	(26.8)	174.5
Operating revenues from other segments	0.2	-	-	0.2	0.7	(1.1)	(0.0)
Operating revenues	97.5	46.4	19.3	37.2	2.0	(27.9)	174.5
Gross operating profit (loss) excl. Investment phase	47.0	13.7	2.4	5.3	(20.0)	(5.0)	43.4
Gross operating profit (loss)	47.0	13.7	2.4	2.0	(20.0)	(5.0)	40.1
Operating profit (loss)	40.9	10.9	0.4	(0.8)	(24.2)	(1.5)	25.7

Operating revenues by category:

	Three months ended on 31 March
€ million	2021	2020
Advertising revenues	28.8	28.6
Classifieds revenues*	151.6	143.6
Other operating revenues	1.7	2.3
Operating revenues	182.1	174.5
*Classifieds revenues include transactional revenues for €10.1 million in Q1 2021, €3.0 million in Q1 2020 and €22.4 million in 2020.

Disaggregation of revenues by category:

Three months ended 31 March 2021	France	Spain	Brazil	Global Markets	Other / Headquarters	Total
€ million
Advertising revenues	16.4	5.4	0.2	6.8	-	28.8
Classified revenues	94.3	38.0	1.1	18.2	-	151.6
Other revenues	0.5	0.2	-	0.2	0.4	1.3
Revenues from contracts with customers	111.2	43.6	1.3	25.2	0.4	181.7
Revenues from lease contracts, government grants and others	0.0	-	(0.1)	0.2	0.3	0.4
Operating revenues from external customers	111.2	43.6	1.2	25.4	0.7	182.1

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Three months ended 31 March 2020	France	Spain	Brazil	Global Markets	Other / Headquarters	Total
€ million
Advertising revenues	15.8	5.1	0.2	7.5	-	28.6
Classified revenues	80.8	41.3	1.3	20.2	0.0	143.6
Other revenues	0.8	-	-	0.1	1.0	1.9
Revenues from contracts with customers	97.4	46.4	1.5	27.8	1.0	174.1
Revenues from lease contracts, government grants and others	0.0	-	-	0.1	0.3	0.4
Operating revenues from external customers	97.4	46.4	1.5	27.9	1.3	174.5

Note 4. Other income and expenses and impairment loss

	Three months ended 31 March
€ million	2021	2020
Restructuring costs	0.0	(0.6)
Gain (loss) on sale and remeasurement of subsidiaries, joint ventures and associates	(11.3)	(0.0)
Gain (loss) on sale of intangible assets and property, plant & equipment	-	-
Gain (loss) on amendment of pension plans	-	-
Acquisition-related costs	(5.4)	(0.4)
Integration-related costs	(8.3)	-
IPO-related costs	(0.1)	-
Other	(0.0)	(0.1)
Total other income and expenses	(25.1)	(1.1)
Loss on sale and remeasurement of subsidiaries, joint ventures and associates of €(11.3) million relates to the loss on sale of Yapo (Chile).
Acquisition-related costs of €(5.4) million and integration-related costs of €(8.3) million mainly relate to the upcoming acquisition of eBay Classifieds Group.
On initial classification as held for sale of Shpock, an impairment loss has been recognised amounting to €(25.1) million, which has been allocated to goodwill and other intangible assets.

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Note 5. Net financial items

	Three months ended 31 March
€ million	2021	2020
Net interest income (expenses)	(8.3)	(1.0)
Net foreign exchange gain (loss)	(9.3)	(48.5)
Net other financial income (expenses)	(0.1)	(1.1)
Net financial items	(17.7)	(50.6)
Net interest expenses for the three months ended 31 March 2021 include €(7.3) million interest expenses related to the bonds issued in November 2020.
Net foreign exchange loss for the three months ended 31 March 2021 is mainly due to the depreciation of the BRL against the EUR, decreasing the value in EUR of the loan in BRL granted by Adevinta Finance AS to Bom Negócio Atividades de Internet Ltda (OLX Brazil joint venture).

Note 6. Contingent liabilities
Digital Services Tax in France
The French digital services tax legislation (DST) was enacted in July 2019 and applicable retroactively from 1 January 2019.
The main features of the DST bill are a single rate of 3% to be levied on gross revenue derived from two types of activities if deemed to be made or supplied in France:
•The supply, by electronic means, of a digital interface that allows users to contact and interact with other users, in particular in view of delivering goods or services directly between those users.
•Services provided to advertisers or their agents enabling them to purchase advertising space located on a digital interface accessible by electronic means in order to display targeted advertisements to users located in France, based on data provided by such users.
Taxpayers of DST are defined as companies (wherever their location) for which the annual revenue received in consideration for taxable services cumulatively exceeds both of the following thresholds in the previous tax year:
•€750 million of worldwide revenue; and,
•€25 million of revenue generated in France.
The DST applies to digital services revenue for 2019, 2020 and 2021. If applicable to Adevinta, the DST will negatively impact Adevinta Group’s EBITDA. The DST amount payable is deductible for corporate income tax purposes.
Due to the complexity of the law the assessment of whether DST is applicable to Adevinta Group is surrounded by a high degree of uncertainty. However, management currently assesses that it is less likely than not that French DST is applicable to Adevinta Group and hence no provision has been recognised for DST as at 31 March 2021.
The main uncertainties relate to whether the services which Schibsted Group (including Adevinta Group) provided to its users in France and other countries are to be considered within the scope of DST. The current interpretation points to the non‑inclusion of some of the said services which means the applicable worldwide revenues within the scope of DST should be below €750 million.
Should the interactions with the French Tax Authorities and other actions conclude differently, the DST amounts applicable to Adevinta are not expected to exceed €20.4 million in total for 2019, 2020 and for the three months ended 31 March 2021. Management will continue to work with the French tax authorities to obtain further clarification on this matter.

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Note 7. Other matters
Covid pandemic
The Covid outbreak is currently affecting the world economy negatively and has increased the uncertainty on estimating the recoverable amounts for certain CGUs. The recoverable amount of a CGU is the higher of an asset’s fair value less costs of disposal and value in use. Value in use is assessed by discounting estimated future cash flows. Reference is made to the carrying amounts, principles and estimation uncertainty and sensitivity for impairment testing in note 15 in Adevinta’s Annual Report for 2020.
The risk of changes in expected cash flows that affect the consolidated financial statements will naturally be higher in markets in an early phase than in established markets. Furthermore, the risk of changes will be significantly higher in periods with an uncertain macroeconomic environment as is the case during Covid pandemic.
Adevinta has goodwill related to cash-generating units in certain markets that presently recognise negative or low profitability due to large investments to improve market positions and immature monetisation rates. Such units are dependent on future growth in profitability to recover goodwill. As at 31 March 2021, this mainly applies to Mexico (Chile sold in the first quarter of 2021), where there is increased uncertainty about the future performance due to Covid and where the recoverable amount is close to the carrying amount.
The recoverable amounts can be significantly affected by assumptions applied for the discount rates, sustained growth and future cash flows which are uncertain at this stage. Management has based its current estimates of future cash flows on the expectation that the businesses will recover from Covid in line with expected recovery projections for 2021 and the discount rates are based on an expected stabilization of volatility, risk premiums and interest rates at levels indicative of the current environment. The expected economic recovery can be negatively impacted by the pace of the vaccine rollout and its effectiveness to deter further stringent lockdown restrictions and in certain instances continued government support policies. To this end management will continue to monitor the situation and its consequential impact to the businesses.
Based on the current estimates, no impairments have been identified for the three months ended 31 March 2021 (apart from impairment of assets held for sale which is not Covid related). Adevinta will continue to assess the impact to the business should the pandemic extend beyond our current estimates and will update the appropriate assumptions for calculating the recoverable amounts should this be required.
The Group had as at 31 March 2021 net interest-bearing debt of €467.6 million (see specification in Definitions and reconciliations below) and €479.9 million total liquidity available. Management still considers Adevinta’s liquidity and refinancing risk to be low.

Note 8. Events after the balance sheet date
Disposal of Shpock
On April 27, Adevinta confirmed that it has proposed Russmedia Equity Partners (“Russmedia”) as an upfront buyer of Shpock.The proposal of an upfront buyer for Shpock is part of a package of proposed undertakings offered to the CMA to address the UK regulator’s competition concerns following its review of Adevinta’s proposed acquisition of eBay Classifieds Group. The CMA stated that it considers Russmedia to be a suitable purchaser of Shpock and that Adevinta’s proposed undertakings, which also includes the divestment of Gumtree UK and motors.co.uk, are appropriate to remedy its competition concerns. On 2 June 2021 Shpock was sold to Russmedia Equity Partners.
Due to operating losses recognised by Shpock in Q2 2021, there was a decrease in the carrying amount of Shpock in Q2 2021 and a reversal of impairment loss on other intangible assets of € 4.7 million was recognised, with its related impact in deferred tax liabilities of € 1.3 million. After these adjustments, impairment loss amounted to € 20.4 million, allocated to goodwill and other intangible assets (€1.7 million and € 18.7 million, respectively) and related deferred tax liabilities derecognised amounted to € 4.6 million in 2021.
The disposal of Shpock resulted in a loss of € 33.1 million, with no impact on income tax, due to restructuring made in the second quarter of 2021 in accordance with the execution of the sales agreement. The carrying amount of total assets and net assets as at the date of sale were €38.5 million and €33.1 million respectively, of which €9.0 million was intangible assets and €26.7 million cash.

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

eCG acquisition
On 25 June 2021, the Group acquired 100% of eBay Classifieds Group, a leading digital classifieds brand across 13 countries, including Germany, Denmark (subsequently sold immediately after closing, see below), Canada, the Netherlands, Belgium, the United Kingdom and Australia. Headquartered in Amsterdam, the Netherlands, eBay Classifieds consists of multiple platforms offering online classifieds listings across motors, real estate and general classifieds. Germany, the Netherlands and Canada are eBay Classifieds’ largest markets. eBay Classifieds’ platforms operate under a number of brands, most significantly Mobile.de, eBayK, Marktplaats, Kijiji and Gumtree.
Following the closing of the Transaction, the Group expects to be the world’s largest online classifieds company (excluding China) based on revenues generated from online classifieds listings and advertisements. The Group will connect buyers seeking goods or services with a large base of sellers.
The Group will operate generalist (which cover consumer goods, often alongside motor, real estate and jobs) as well as vertical (which focus on one of the key monetizable categories: motors, real estate and jobs and typically rely heavily on professional sellers paying listing fees as an important revenue stream) online classifieds sites with leading market positions in 16 countries around the world, based on number of visits, that are accessible via desktop, mobile and dedicated apps. Adevinta and eBay Classifieds are highly complementary businesses and the Company expects to benefit from synergies, including across vertical and generalist online classifieds sites.
Detail of the purchase consideration, the net assets acquired and goodwill are as follows:

€ million
Purchase consideration
Cash	2,139.5
Adevinta’ s shares issued	9,022.9
Cash flow hedge reserve released	88.4
Total purchase consideration	11,250.8

The purchase consideration includes cash consideration of USD 2,500 million, 539,994,479 Adevinta shares, and a closing contribution adjustment of USD 53.7 million.
The fair value of the 539,994,479 shares issued as part of the consideration paid for eBay Classified Group (EUR 9,022.9 million) was measured at Adevinta’s Norwegian Krone closing share price on 24 June 2021. Issue costs of EUR 0.3 million which were directly attributable to the issue of the shares have been netted against the deemed proceeds.
On 24 June 2021 the valuation of the deal contingent forwards with an aggregate notional amount of USD 2,500 million was negative EUR 95 million of which EUR 88 million was recognised in equity as a hedge reserve. When the hedging instruments were closed out on the date of the acquisition, the hedge reserve accumulated in equity was included as part of the consideration.

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

The provisionally determined fair values of the assets and liabilities of eCG as at the date of acquisition are as follows:

€ million
Cash	66.0
Trade receivables	117.6
PPE and right of use assets	34.7
Intangible assets; trademarks	3,544.3
Intangible assets: customer contracts	450
Intangible assets: technology	272
Intangible assets: other	4.2
Long-term investments	14.8
Deferred tax asset	19.0
Assets classified as held for sale	388.0
Current liabilities	(144.9)
Deferred tax liability	(1,146.4)
Other non-current liabilities	(10.9)
Liabilities of a disposal group classified as held for sale	(25.1)
Net identifiable assets acquired	3,538.3
Add: goodwill	7,667.6
Total purchase consideration	11,250.8
The goodwill is attributable to the workforce, future customer growth and synergies, including across vertical and generalist online classifieds sites. It will be deductible for tax purposes.
Acquisition-related costs of EUR 28.5 m and EUR 34.8 m were included in other income and expenses in the statement of profit or loss in the reporting period ending 31 December 2020 and 30 June 2021, respectively.
At the time the consolidated financial statements were authorised for issue, the group had not yet completed the accounting for the acquisition of eCG. In particular, the fair values of the assets and liabilities disclosed above have only been determined provisionally as the independent valuations have not been finalised. It is also not yet possible to provide detailed information about each class of acquired receivables and any contingent liabilities of the acquired entity.
Assets and liabilities of Gumtree UK and Motors.co.uk were classified as subsidiaries acquired with a view to resale upon acquisition and presented as held for sale within the net identifiable assets acquired.

Disposal of eBay Denmark
The assets and liabilities of Danish businesses of eCG (‘eBay Denmark’) were at closing of the eCG transaction classified as held for sale and presented as such within the net identifiable assets of eCG acquired. Immediately after closing, eCG Denmark was sold to a subsidiary of Schibsted for a consideration of €294.7 million corresponding to the carrying amount of the net assets sold and hence no gain or loss or income tax were recognized related to the sale.
At the date of sale the fair value less costs of disposal of eBay Denmark was €294.7 million, the fair value of total identifiable liabilities and the ascertained value of total assets were €6.4 million and €301.2 million, respectively.

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Repurchase of shares by Adevinta ASA
On 3 March 2021 a buy-back programme was announced. The duration of this programme will be no longer than 2 April 2021 and the size of the programme is up to 1,700,000 shares. Further information of this programme is published on our website.
In April and May of 2021 213,193 own shares were transferred to employees in connection with share based Incentive Plans and 168,991 own shares were sold through a broker in the open market to cover the participant's tax liabilities in relation to the Incentive Programme. Total value of shares was €5 million.
Issue of new shares by Adevinta ASA
On 24 June 2021 the company issued 539,994,479 ordinary shares (of them 342,474,251 Class A shares and 197,520,228 Class B shares). The issue of Class A shares was registered with Oslo Bors on 28 June 2021.
New financing
Immediately prior to completion of the acquisition of eCG the proceeds of the Notes of €1,060 million (see note 22) were released from escrow, and the Term Loan B of USD 506 million and € 900 million (see note 22) was funded.
Adevinta entered into a multicurrency revolving facility of €450 million (see note 22). On 24 June 2021 the facility was drawn €150 million.
The proceeds from the Term Loan B, the multicurrency credit facility, and the Notes were used to, among other things, fund a portion of the cash consideration for the acquisition of eCG and repay existing debt. On 24 June 2021 Adevinta settled the existing term loan of NOK 2,150 million and the revolving credit facility of € 290 million with Nordic and international banks.
Changes in ownership
On 14 July 2021, the agreement between eBay and Permira was announced, which will see eBay sell approximately 125 million shares of Adevinta to funds advised by Permira. This represents a 10.2% stake in Adevinta. On closing of this transaction, eBay will own 415 million shares, representing a 34% stake in Adevinta.
eBay has additionally granted Permira a 30-day option to purchase an additional 10 million shares at the same price. On 29 July 2021, Permira exercised the option which will reduce eBay’s ownership in Adevinta to 33% on closing the transaction.
The transaction is expected to close in the fourth quarter of 2021, once Foreign Direct Investment approvals are secured.
Covid pandemic
The duration and extent of the pandemic and related financial, social and public health impacts of the Covid pandemic remain uncertain. Disclosures on the potential impacts that this uncertainty may have on reported figures in future periods have been included in note 3 in Adevinta’s Annual Report for 2020 and in the Group Overview section and note 7 to these unaudited interim condensed consolidated financial statements.
Other than the matters described above, no further matters have arisen since 31 March 2021 which have significantly affected or may significantly affect the operations of the Group, the results of those operations or the state of affairs of the Group in future financial periods.

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Definitions and Reconciliations
The consolidated financial information is prepared in accordance with international financial reporting standards (IFRS). In addition, the Group presents alternative performance measures (APM). The APMs are regularly reviewed by management and their aim is to enhance stakeholders' understanding of the Group’s performance.
APMs should not be considered as a substitute for or superior measures of performance in accordance with IFRS. APMs are calculated consistently over time and are based on financial data presented in accordance with IFRS and other operational data as described below. As APMs are not uniformly defined, the APMs set out below might not be comparable with similarly labelled measures by other companies.

Measure	Description	Reason for including
EBITDA/Gross operating profit (loss)	EBITDA is earnings before other income and expenses, impairment, joint ventures and associates, interest, tax and depreciation and amortisation. The measure equals gross operating profit (loss).	Shows performance regardless of capital structure, tax situation and adjusted for income and expenses related to transactions and events not considered by management to be part of operating activities. Management believes the measure enables an evaluation of operating performance.
EBITDA excl. Investment phase	EBITDA excl. Investment phase is earnings before other income and expenses, impairment, joint ventures and associates, interest, tax, depreciation and amortisation excl. Investment phase. This measure equals gross operating profit (loss) from developed operations. The excluded operations are characterised by growth phase with large investments in market positions, immature monetisation rate and sustainable profitability has not been reached.
Shows performance regardless of capital structure, tax situation and adjusted for income and expenses related to transactions and events not considered by management to be part of operating activities to convey information of segment profitability in developed phase operations. Management believes the measure enables an evaluation of operating performance.

Developed Phase and Investment Phase

Developed Phase
Consolidated Subsidiaries	Joint ventures and associates
•France: leboncoin, MB Diffusion, Avendrealouer, Videdressing, Locasun, PayCar, L’Argus and Pilgo
•Spain: Coches.net, Motos.net, Fotocasa, Milanuncios, InfoJobs and Habitaclia
•Italy: Subito and InfoJobs
•Ireland: Daft, Done Deal and Adverts
•Hungary: Hasznaltauto and Jofogas
•Colombia: Fincaraiz (sold in Q4 2020)
•Brazil: Infojobs
•Austria: willhaben •Brazil: OLX, Anapro and Grupo Zap. •France: Younited

Adevinta ASA
Notes to Unaudited Interim Condensed Consolidated Financial Statements
31 March 2021

Investment Phase

(Investment phase refers to operations in a growth phase with large investments in market positions, but with immature monetisation rate and where sustainable profitability has not yet been reached.)

Consolidated Subsidiaries	Joint ventures and associates
•Shpock in markets: Austria, Germany and United Kingdom (classified as held for sale from Q1 2021)
•Chile: Yapo (sold in Q1 2021)
•Mexico: Segundamano
•Morocco: Avito (sold in Q4 2020)
•Belarus: Kufar
•Dominican Republic: Corotos (sold in Q2 2020)
•Tunisia: Tayara (sold in Q4 2020)
•Indonesia: OLX (sold in Q4 2020) •Portugal: Custo Justo

	Three months ended 31 March
Reconciliation of EBITDA (before other income and expenses, impairment, joint ventures and associates) (€ million)	2021	2020
Gross operating profit (loss)	53.0	40.1
= EBITDA (before other income and expenses, impairment, JVs and associates)	53.0	40.1

	Three months ended 31 March
Reconciliation of Operating revenues and EBITDA excl. Investment phase and in accordance with consolidated financial statements (€ million)	2021	2020
Operating revenues	182.1	174.5
Operating revenues Investment phase	3.8	5.8
Operating revenues excl. Investment phase	178.3	168.7
Gross operating profit (loss)	53.0	40.1
EBITDA Investment phase	(2.5)	(3.3)
EBITDA excl. Investment phase	55.5	43.4

	Three months ended 31 March
Currency rates used when converting profit or loss	2021	2020
Pound sterling (GBP)	1.1436	1.1613
Brazilian Real (BRL)	0.1517	0.2046